Exhibit 21.1

Puget Energy, Inc.

SUBSIDIARIES

1.Puget Sound Energy, Inc.
355 110th Ave NE
Bellevue, Washington 98004
(425) 454-6363

2.Puget LNG, LLC
355 110th Ave NE
Bellevue, Washington 98004
(425) 454-6363